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                                   EXHIBIT 11


                              DATA DIMENSIONS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               Three Months Ended           Nine Months Ended
                                                                  September 30,               September 30,
                                                              ---------------------       ---------------------
                                                                1998          1997          1998          1997
                                                              -------       -------       -------       -------
Weighted average shares outstanding                            13,398        13,001        13,319        12,752

Dilutive common stock options using the treasury  stock
    method                                                         76           388           150           407
                                                              -------       -------       -------       -------

Total shares used in per diluted share calculations            13,474        13,389        13,469        13,159
                                                              =======       =======       =======       =======

Net income                                                    $ 3,948       $ 1,525       $ 6,352       $ 1,917
                                                              =======       =======       =======       =======

Net income per share - basic                                  $  0.29       $  0.12       $  0.48       $  0.15
                                                              =======       =======       =======       =======

Net income per share - diluted                                $  0.29       $  0.11       $  0.47       $  0.15
                                                              =======       =======       =======       =======